Exhibit 10.1

November 12, 2012

ShoreTel, Inc.
960 Stewart Drive
Sunnyvale, CA 94085
Attn:  Michael Healy, CFO

Re:
(i) Credit Agreement, dated as of March 15, 2012, among ShoreTel, Inc., a Delaware corporation (the “Borrower”), the “Lenders” party thereto (each a “Lender” and, collectively, the “Lenders”), and Silicon Valley Bank, a California corporation, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (the “Credit Agreement” the terms defined therein and not otherwise defined herein being used herein as therein defined), (ii) the consent and waiver letter agreement, dated as of April 13, 2012, among the Borrower, the sole Lender and the Administrative Agent (the “First Waiver”), (iii) the consent and waiver letter agreement, dated as of May 15, 2012, among the Borrower, the sole Lender and the Administrative Agent (the “Second Waiver”), (iii) the consent and waiver letter agreement, dated as of June 15, 2012, among the Borrower, the sole Lender and the Administrative Agent (the “Third Waiver”), and (iv) the consent and waiver letter agreement, dated as of July 31, 2012, among the Borrower, the sole Lender and the Administrative Agent (the “Fourth Waiver”).

Dear Mr. Healy:

The Borrower has informed the Administrative Agent that certain of the documents, agreements, certificates and other items required to be delivered by or on behalf of the Borrower and/or the Acquired Business on a post-closing basis pursuant to Section 4.3 of the Credit Agreement will not be delivered on or prior to the respective delivery due dates specified therefor in such Section 4.3 of the Credit Agreement (as modified by the terms of the First Waiver, the Second Waiver, the Third Waiver and the Fourth Waiver).  In addition, the Borrower has proposed to the Administrative Agent and the Lenders that certain provisions of the Credit Agreement be amended as contemplated herein and the Borrower and the Acquired Business have proposed that certain provisions of the Guarantee and Collateral Agreement be amended as contemplated herein.  As a result of the foregoing, (a) the Borrower has requested that the Administrative Agent and the Required Lenders (i) extend the respective dates by which such post-closing deliverables are required to be delivered under such Section 4.3 of the Credit Agreement (as modified by the terms of the First Waiver, the Second Waiver, the Third Waiver and the Fourth Waiver), and (ii) waive any Defaults and Events of Default that may otherwise have arisen under the Credit Agreement solely as a result of the failure by the Borrower and/or the Acquired Business, as applicable, to have delivered such post-closing deliverables by the respective dates specified therefor in Section 4.3 of the Credit Agreement (as modified by the terms of the First Waiver, the Second Waiver, the Third Waiver and the Fourth Waiver), and (b) the Borrower and the Acquired Business have requested that the Administrative Agent and the Required Lenders agree to amend the Credit Agreement and the Guarantee and Collateral Agreement as contemplated herein.  The Administrative Agent and the Required Lenders have agreed to grant such consents and waivers and to make such amendments to the Credit Agreement and the Guarantee and Collateral Agreement, in each case subject to the terms and conditions hereof.

1.             Consents.  Notwithstanding anything to the contrary set forth in the Credit Agreement or the other Loan Documents (including the First Waiver, the Second Waiver, the Third Waiver, the Fourth Waiver and Sections 4.3 and 5.11 of the Credit Agreement), and subject to the satisfaction of the conditions to effectiveness specified in Section 6 hereof, each of the Administrative Agent and each of the Required Lenders named in the signature pages hereto hereby consents to:

(a)           subject to Section 5.7 of the Guaranty and Collateral Agreement (after giving effect to the amendment of such Section contemplated herein), the disposition of the requirement set forth in Sections 4.3 and 5.11 of the Credit Agreement and Sections 3.3(e), 5.3(a) and 5.7 of the Guarantee and Collateral Agreement that the Borrower and the Acquired Business cause the delivery to the Administrative Agent of Deposit Account Control Agreements and/or Securities Account Control Agreements, as applicable, in respect of the Deposit Accounts and Securities Accounts of the Acquired Business listed in Schedule 1 hereto;

(b)           the delivery by or on behalf of the Borrower to the Administrative Agent of the stock certificates and stock powers evidencing the Pledged Stock in (i) ShoreTel Australia Pty Ltd, (ii) 8058644 Canada Inc., and (iii) ShoreTel Singapore PTE Ltd, in each case, by no later than November 30, 2012; and

(c)           the delivery by or on behalf of the Acquired Business (in its capacity as a Guarantor) to the Administrative Agent of any landlord access agreements required to be delivered pursuant to Sections 4.3 and 5.11 of the Credit Agreement or pursuant to the terms of the Guarantee and Collateral Agreement, in each case by no later than November 30, 2012.

2.             Waivers.  The Administrative Agent and the Required Lenders hereby waive any Default or Event of Default that may have arisen under Sections 7.1(c) or (d) of the Credit Agreement solely as a result of the failure by the Borrower and/or the Acquired Business, as applicable, to have delivered any of the any of the post-closing deliverables  specified in Section 1 hereof by the respective due dates specified therefor in Section 4.3 of the Credit Agreement (as modified by the terms of the First Waiver, the Second Waiver, the Third Waiver and the Fourth Waiver).

3.             Amendments to the Credit Agreement.  With effect from and after the Effective Date, the Credit Agreement shall be amended as follows:

(a)           Section 6.1(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b)           Minimum Liquidity.  Permit Liquidity, measured as of the last day of any month, to be less than the sum of (i) $30,000,000, and (ii) up to $20,000,000 of the difference, if any, between the aggregate principal amount of Revolving Loans outstanding on such day and $30,000,000.

(b)           Section 6.1(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c)           Minimum Consolidated EBITDA.  Permit Consolidated EBITDA, measured as of the last day of each fiscal quarter of the Borrower specified below and with reference to the four consecutive fiscal quarter period then ended, to be less than the amount indicated below for such period:

Four Fiscal Quarter Period Ending	Minimum Consolidated EBITDA
March 31, 2012	$1
June 30, 2012	$1,000,000
September 30, 2012	$(1,500,000)
December 31, 2012	$(1,500,000)
March 31, 2013	$(1,000,000)
June 30, 2013	$1
September 30, 2013	$1
December 31, 2013	$1,000,000
March 31, 2014	$1,500,000
June 30, 2014 and thereafter	$2,000,000

(c)           Exhibit B to the Credit Agreement (Form of Compliance Certificate) shall be amended and restated to read in its entirety as set forth in Exhibit B hereto.

4.             Amendment to the Guarantee and Collateral Agreement.  With effect from and after the Effective Date, Section 5.7 of the Guarantee and Collateral Agreement shall be amended by adding the following as new subsection (d) to the end of such Section 5.7:

(d)           Notwithstanding anything to the contrary set forth in any Loan Document (including Sections 4.3 and 5.11 of the Credit Agreement and Sections 3.3(e), 5.3(a) and 5.7(a) through (c) hereof), the Acquired Business shall not be required to cause the execution and delivery to the Administrative Agent of any Deposit Account Control Agreements or Securities Account Control Agreements, as applicable, with respect to any of the following Deposit Accounts and Securities Account of the Acquired Business:  (i) Square 1 Bank Deposit Account No. 103125, (ii) Sovereign Bank Deposit Account No. 7581014991, (iii) Square 1 Bank Money Market Account No. 237065, (iv) Square 1 Bank Money Market Account No. 100083, (v) Square 1 Bank Money Market Collateral Account No. 65794, (vi) Sovereign Bank Money Market Account No. 5460, and (vii) Sovereign Bank Money Market Account No. 300; provided that the aggregate amount of all cash and Investment Property maintained at any time in all such Deposit Accounts and Securities Accounts which are not subject to Control Agreements in favor of the Administrative Agent shall not exceed $2,000,000 at such time.

5.             Representations and Warranties.  In order to induce the Administrative Agent and the Required Lenders to provide the consents and waivers specified in Sections 1 and 2 hereof and the amendments specified in Sections 3 and 4 hereof, each of the Borrower and the Acquired Business represents and warrants to the Administrative Agent and the Required Lenders that:

(a)           no Event of Default exists immediately before and that no Default or Event of Default exists immediately after giving effect to the waivers contemplated in Section 2 above and to the amendments contemplated by Sections 3 and 4 hereof;

(b)           the execution, delivery and performance by such Person of this letter agreement have been duly authorized by all necessary corporate, limited liability company or other action on the part of such Person and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

(c)           this letter agreement and the other Loan Documents to which such Person is party constitute the legal, valid and binding obligations of such Person, and are enforceable against such Person in accordance with their respective terms, without defense, counterclaim or offset; and

(d)           each of the representations and warranties made by such Person in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

6.             Conditions to Effectiveness.  This letter agreement shall become effective as of the date upon which each of the following conditions precedent is satisfied (such date, the “Effective Date”):

(a)           the Administrative Agent shall have received from each of the Borrower and the Acquired Business a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) counterpart of this letter agreement;

(b)           the Administrative Agent shall have received from the Acquired Business (in its capacity as a Guarantor) a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) signature page to the Guarantor Acknowledgment and Consent attached hereto as Exhibit A;

(c)           the Administrative Agent shall have received from the Borrower an amendment fee in the amount of $5,000; and

(d)           the Borrower shall have paid, in accordance with Section 9.5 of the Credit Agreement, all costs and expenses of counsel to the Administrative Agent to the extent invoiced to the Borrower prior to the Effective Date.

7.             Reservation.  Each of the Borrower and the Acquired Business acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent and the Required Lenders of this letter agreement shall (a) be deemed to create a course of dealing or otherwise obligate the Administrative Agent or such Required Lenders to grant similar consents, waivers or amendments under the same or similar circumstances in the future, or (b) be deemed to create an implied waiver of any right or remedy of the Administrative Agent or such Required Lenders with respect to any term or provision of any Loan Document (including any term or provision relating to the occurrence of a Material Adverse Effect).

8.             Governing Law.  THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.  This letter agreement is subject to the provisions of Section 9.14 of the Credit Agreement relating to submission to jurisdiction, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

9.             Successors and Assigns.  This letter agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns.  No third party beneficiaries are intended in connection with this letter agreement.

10.           Entire Agreement; Amendments.  This letter agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.  This letter agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 9.1 of the Credit Agreement.

11.           Severability.  If any term or provision of this letter agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this letter agreement, respectively.

12.           Reimbursement of Costs and Expenses.  The Borrower covenants to pay or reimburse the Administrative Agent, upon demand, for all reasonable and documented costs and expenses (including the allocated costs of in-house counsel) incurred by the Administrative Agent in connection with the development, preparation, negotiation, execution and delivery of this letter agreement.

13.           Counterparts.  This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

14.           Loan Document.  This letter agreement shall constitute a Loan Document.

Please indicate your acknowledgement of and agreement with the terms and provisions set forth in this letter agreement by countersigning and returning four originally-executed counterpart signature pages hereto, and four originally-executed signature pages to the Guarantor Acknowledgment and Consent attached hereto as Exhibit A, to the attention of Lance Peterson at the following address:

Lance Peterson
Morrison & Foerster LLP
425 Market Street, 32nd Floor
San Francisco, CA 94105

Very truly yours,

SILICON VALLEY BANK,
as Administrative Agent

By:
Name:
Title:

SILICON VALLEY BANK,
as a Lender

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

SHORETEL, INC.,
as the Borrower

By:
Name:	Mike Healy
Title:	Senior VP of Finance & CFO

M5 NETWORKS, LLC,
as the Acquired Business

By:
Name:	Mike Healy
Title:	Senior VP of Finance & CFO

SCHEDULE 1

SPECIFIED DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS OF
THE ACQUIRED BUSINESS

DEPOSIT ACCOUNTS:

Square 1 Bank Deposit Account No. 103125
Sovereign Bank Deposit Account No. 7581014991

SECURITIES ACCOUNTS:

Square 1 Bank Money Market Account No. 237065
Square 1 Bank Money Market Account No. 100083
Square 1 Bank Money Market Collateral Account No. 65794
Sovereign Bank Money Market Account No. 5460
Sovereign Bank Money Market Account No. 300

Schedule 1

EXHIBIT A

GUARANTOR ACKNOWLEDGEMENT AND CONSENT

The undersigned, a Guarantor with respect to the Obligations of the Borrower to the Administrative Agent and the Lenders under the terms of the Loan Documents, hereby:

(a)           acknowledges and consents to the execution, delivery and performance by the Borrower of the foregoing letter agreement (the “Consent, Waiver and Amendment Letter”);

(b)           represents and warrants that (i) no default exists under the Guarantee and Collateral Agreement or any other Loan Document to which the undersigned is a party, and (ii) the execution and delivery by it of this Guarantor Acknowledgement and Consent (A) are within its limited liability company power, (B) have been duly authorized by all necessary limited liability company action, and (C) do not require the consent, approval or authorization of any Person which has not been previously obtained; and

(c)           reaffirms and agrees that the Guarantee and Collateral Agreement as to which the undersigned is party, and all other Loan Documents and agreements executed and delivered by the undersigned to the Administrative Agent and/or the Lenders in connection with the Guarantee and Collateral Agreement, are in full force and effect without defense, offset or counterclaim and will so continue.

All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement (as defined in the Consent, Waiver and Amendment Letter).

This Guarantor Acknowledgement and Consent shall constitute a Loan Document under the Credit Agreement.

M5 NETWORKS, LLC

By:
Name:	Mike Healy
Title:	Senior VP of Finance & CFO

Exhibit A

EXHIBIT B

AMENDED AND RESTATED EXHIBIT B TO CREDIT AGREEMENT
(FORM OF COMPLIANCE CERTIFICATE)

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

SHORETEL, INC.

Date:   November 12, 2012 for Period Ending September 30, 2012

This Compliance Certificate is delivered pursuant to Section [5.2(b)(ii)][5.2(g)(ii)(F)] of that certain Credit Agreement, dated as of March 15, 2012, among ShoreTel, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.      I am the duly elected, qualified and acting [Insert title of applicable Responsible Officer] of the Borrower.

2.      I have reviewed and am familiar with the contents of this Compliance Certificate.

3.      I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

4.      [Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 6.1 of the Credit Agreement.]. See Excel file “Borrowing Base Certificate Testing – 9.30.12.xlsx” that was electronically transmitted to Silicon Valley Bank at 6:02pm on November 8, 2012.

5.      [To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party.] No change reported.

6.      [To the extent not previously disclosed to the Administrative Agent, a list of any material patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered].]

[Remainder of page intentionally left blank; signature page follows]

Exhibit B

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

SHORETEL, INC.

By:
Name:	Mike Healy
Title:	Senior VP of Finance & CFO

Exhibit B

Attachment 1
to Compliance Certificate

[Attach Financial Statements]

Exhibit B

Attachment 2
to Compliance Certificate

The information described herein is as of September 30, 2012 (the “Statement Date”), and pertains to the four consecutive fiscal quarter period of the Borrower ended on the Statement Date (the “Subject Period”).

I.	Section 6.1(a) — Minimum Liquidity Ratio

	A.	Liquidity as of the Statement Date (Line II.C):			$___________
B.
Aggregate amount of Eligible Accounts as of the Statement Date (as determined by the Administrative Agent with reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to the terms of the Credit Agreement):
$___________
	C.	Aggregate amount of all Indebtedness of the Borrower and its consolidated Subsidiaries as of the Statement Date:			$___________
	D.	Liquidity Ratio as of the Statement Date ((Line I.A plus Line I.B) to Line I.C):			[__] to 1.00
		Minimum ratio required:			1.50 to 1.00
		Covenant compliance:	Yes ☐	No ☐

II.	Section 6.1(b) — Minimum Liquidity

A.
Aggregate amount of all unrestricted cash of the Borrower and its Domestic Subsidiaries subject as of the Statement Date to a perfected Lien of the Administrative Agent (held for the ratable benefit of the Lenders):
$___________
B.
Aggregate amount of Cash Equivalents of the Borrower and its Domestic Subsidiaries subject as of the Statement Date to a perfected Lien of the Administrative Agent (held for the ratable benefit of the Lenders):
$___________
	C.	Liquidity as of the Statement Date (Lines II.A plus Line II.B):			$___________
Minimum liquidity required:
		The sum of (i) $30,000,000, and (ii) up to $20,000,000 of the difference, if any, between the aggregate amount of Revolving Loans outstanding on the Statement Date and $30,000,000			$___________

		Covenant compliance:	Yes ☐	No ☐

See Excel file “Borrowing Base Certificate Testing – 9.30.12.xlsx” for analysis.

Exhibit B

III.	Section 6.1(c) — Minimum Consolidated EBITDA

	A.	Consolidated EBITDA for the Subject Period:

		1.	Consolidated Net Income for the Subject Period:	$___________

		2.	Consolidated Interest Expense for the Subject Period:	$___________

		3.	provision for income taxes (as reported in accordance with GAAP) for the Subject Period:	$___________

		4.	depreciation expenses for the Subject Period:	$___________

		5.	amortization expenses for the Subject Period:	$___________

		6.	integration expenses (other than restructuring charges) and transaction expenses for the Subject Period related to the Initial Acquisition and Permitted Acquisitions:	$___________

		7.	Earn-Out Liabilities and any other earn-out liabilities arising in connection with Permitted Acquisitions and paid during the Subject Period:	$___________

8.
non-recurring one-time charges for the Subject Period in respect of settlements, litigation and casualty events in an amount not exceeding $500,000 for all such charges taken together during the term of this Agreement:
$___________

		9.	restructuring charges incurred in connection with the Initial Acquisition or any Permitted Acquisition in an amount not exceeding $2,500,000:	$___________

10.
charges taken during the Subject Period related to equity compensation and impairment of intangible assets and other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated EBITDA:
$___________

11.
other non-cash items during the Subject Period increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):
$___________

		12.	interest income during the Subject Period:	$___________

		13.	Consolidated EBITDA for the Subject Period (Lines III.A.1+III.A.2+III.A.3+III.A.4+III.A.5+III.A.6 +III.A.7 +III.A.8 +III.A.9 +III.A.10 minus III.A.11 minus III.A.12):	$___________

Exhibit B

Minimum Consolidated EBITDA required:

Subject Period Ending	Minimum Consolidated EBITDA
March 31, 2012	$1
June 30, 2012	$1,000,000
September 30, 2012	$(1,500,000)
December 31, 2012	$(1,500,000)
March 31, 2013	$(1,000,000)
June 30, 2013	$1
September 30, 2013	$1
December 31, 2013	$1,000,000
March 31, 2014	$1,500,000
June 30, 2014 and thereafter	$2,000,000	$___________

Covenant compliance:	Yes ☐	No ☐

See Excel file “Borrowing Base Certificate Testing – 9.30.12.xlsx” for analysis.

 Exhibit B